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                                                                    EXHIBIT 10.4



                         RED ROBIN GOURMET BURGERS, INC.
                            2002 STOCK INCENTIVE PLAN




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                                TABLE OF CONTENTS

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                                                                                                Page
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
1.       THE PLAN.............................................................................   1

         1.1      Purpose.....................................................................   1

         1.2      Administration and Authorization; Power and Procedure.......................   1

         1.3      Participation...............................................................   2

         1.4      Shares Available for Awards; Share Limits...................................   3

         1.5      Grant of Awards.............................................................   3

         1.6      Award Period................................................................   4

         1.7      Limitations on Exercise and Vesting of Awards...............................   4

         1.8      Acceptance of Notes to Finance Exercise.....................................   4

         1.9      No Transferability; Limited Exception to Transfer Restrictions..............   5

2.       OPTIONS..............................................................................   6

         2.1      Grants......................................................................   6

         2.2      Option Price................................................................   6

         2.3      Limitations on Grant and Terms of Incentive Stock Options...................   7

         2.4      Option Repricing/Cancellation and Regrant/Waiver............................   8

         2.5      Effects of Termination of Employment or Service.............................   8

3.       STOCK APPRECIATION RIGHTS............................................................   9

         3.1      Grants......................................................................   9

         3.2      Exercise of Stock Appreciation Rights.......................................  10

         3.3      Payment.....................................................................  10

         3.4      Limited Stock Appreciation Rights...........................................  10

4.       RESTRICTED STOCK AND STOCK UNIT AWARDS...............................................  11

         4.1      Grants......................................................................  11

         4.2      Restrictions................................................................  12

         4.3      Return to the Corporation...................................................  12

5.       PERFORMANCE SHARE AWARDS AND OTHER STOCK AWARDS......................................  12

         5.1      Grants of Performance Share Awards..........................................  12

         5.2      Grants of Stock Bonuses and Other Awards....................................  13

         5.3      Deferred Payments...........................................................  13

         5.4      Alternative Payments........................................................  13


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
6.       OTHER PROVISIONS.....................................................................  13

         6.1      Rights of Eligible Persons, Participants and Beneficiaries..................  13

         6.2      Adjustments; Acceleration...................................................  14

         6.3      Effect of Termination of Service on Awards..................................  17

         6.4      Compliance with Laws........................................................  18

         6.5      Tax Matters.................................................................  18

         6.6      Plan and Award Amendments, Termination and Suspension.......................  19

         6.7      Privileges of Stock Ownership...............................................  19

         6.8      Effective Date of the Plan..................................................  20

         6.9      Term of the Plan............................................................  20

         6.10     Governing Law/Construction/Severability.....................................  20

         6.11     Captions....................................................................  20

         6.12     Stock-Based Awards in Substitution for Stock Options or Awards Granted
                  by Other Corporation........................................................  20

         6.13     Non-Exclusivity of Plan.....................................................  21

         6.14     No Corporate Action Restriction.............................................  21

         6.15     Other Company Benefit and Compensation Programs.............................  21

7.       DEFINITIONS..........................................................................  22

8.       NON-EMPLOYEE DIRECTOR OPTIONS........................................................  27

         8.1      Participation...............................................................  27

         8.2      Annual Option Grants........................................................  27

         8.3      Option Price................................................................  28

         8.4      Option Period and Exercisability............................................  28

         8.5      Termination of Directorship.................................................  28

         8.6      Adjustments.................................................................  28

         8.7      Acceleration Upon a Change in Control Event.................................  28



                                       ii

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                         RED ROBIN GOURMET BURGERS, INC.
                            2002 STOCK INCENTIVE PLAN

1.     THE PLAN

       1.1 Purpose. The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company and to attract, motivate and retain experienced and knowledgeable independent directors. "Corporation" means Red Robin Gourmet Burgers, Inc. and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 7.

       1.2    Administration and Authorization; Power and Procedure.

              1.2.1 Committee. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

              1.2.2 Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

                     (a) to determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an Award;

                     (b) to grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

                     (c) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

                     (d) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                     (e) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 6.6;

                     (f) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under
                            Section 1.6; and

                     (g) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

                     The provisions of Article 8 relating to Non-Employee Director Awards shall be automatic and, to the maximum extent possible, self-effectuating. Although the discretion of the Committee extends to those Awards, Board approval or ratification shall be required for any material amendments to any such Award.

              1.2.3 Binding Determinations/Liability Limitation. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof. shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

              1.2.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

              1.2.5 Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company. Subject to Section 6.4 and 6.10, the Committee may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation or any of its Subsidiaries who will receive grants of rights or options to purchase shares of Common Stock, and (b) to determine the number of rights or options to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights.

       1.3 Participation. Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

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       1.4    Shares Available for Awards; Share Limits.

              1.4.1 Shares Available. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

              1.4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan shall not exceed 900,000* shares (the "Share Limit"). The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 900,000* shares. The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual shall be limited to 170,000* and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan shall be 170,000.* Each of the foregoing numerical limits shall be subject to adjustment as contemplated by this Section 1.4 and Section 6.2.

              1.4.3 Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares issuable at any time pursuant to such Award, plus
                     (b) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, shall again, except to the extent prohibited by law, be available for subsequent Awards under this Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

       1.5 Grant of Awards. Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.

_____________________
* After giving effect to the Corporation's 2002 reverse split to the Common
  Stock.

       1.6 Award Period. Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options or other rights to acquire Common Stock (other than Stock Units credited pursuant to Section 4.1.2 in respect of deferred compensation or the deferred payment of an Award) not later than ten (10) years after the Award Date.

       1.7    Limitations on Exercise and Vesting of Awards.

              1.7.1 Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least one year after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

              1.7.2 Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
                     Section 2.2 or 8.4, as the case may be.

              1.7.3 Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

       1.8 Acceptance of Notes to Finance Exercise. The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

              (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under this Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

              (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

              (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code.

              (d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the date of such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Corporation) by the Participant subsequent to such termination.

              (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

              (f) If required by the Committee and consistent with applicable law, the note shall include a right of offset in favor of the Corporation.

              (g) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

       1.9    No Transferability; Limited Exception to Transfer Restrictions.

              1.9.1 Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (a) Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

              1.9.2 Exceptions. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the Participant and/or members of the Participant's immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee may establish. Consistent with Section 6.4, any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation's ability to register shares issuable under this Plan on SEC Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 1.9.3, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended favorable tax consequences of such Awards.

              1.9.3 Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.9.1 shall not apply to:

                     (a)    transfers to the Corporation,

                     (b) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                     (c) subject to any applicable Incentive Stock Option limitations, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Committee,

                     (d) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

                     (e) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

2.     OPTIONS

       2.1 Grants. One or more Options may be granted under this Article 2 to any Eligible Person. Each Option granted shall be designated in the applicable Award Agreement, by the Committee as either an Incentive Stock Option, subject to Section 2.3, or a Non-Qualified Stock Option.

       2.2    Option Price.

              2.2.1 Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant described in Section 2.3.4) of the Fair Market Value of the Common Stock on the date of grant and in all cases shall not be less than the par value thereof.

              2.2.2 Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this
                     Article 2 shall be paid in full at the time of each purchase in one or a combination of the following methods:

                     .      in cash or by electronic funds transfer;

                     .      by check payable to the order of the Corporation;

                     . if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of
                            Section 1.8;

                     . by notice and third party payment in such manner as may be authorized by the Committee; or

                     . by the delivery of shares of Common Stock of the Corporation already owned by the Participant;

                            provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and provided further that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. Without limiting the generality of the foregoing, the Committee may provide that an Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section 6.5. The Corporation will not be obligated to deliver certificates for any shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations under Section 6.5 and any other conditions to exercise have been satisfied

       2.3    Limitations on Grant and Terms of Incentive Stock Options.

              2.3.1 $100,000 Limit. To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation of the Corporation, such options shall be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

              2.3.2 Option Period. Each Option and all rights thereunder shall expire no later than 10 years after the Award Date.

              2.3.3 Other Code Limits. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

              2.3.4 Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

       2.4 Option Repricing/Cancellation and Regrant/Waiver of Restrictions. Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article 2 by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

       2.5    Effects of Termination of Employment or Service.

              2.5.1 Dismissal for Cause. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, if a Participant's employment by or service to the Company is terminated by the Company for Cause, the Participant's outstanding Options will terminate immediately, whether or not the Options are then vested and/or exercisable.

              2.5.2 Voluntary Terminations. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, if a Participant voluntarily terminates his or her employment by or service to the Company (other than because of his or her death or Total Disability), the Participant's outstanding Options will terminate immediately, whether or not the Options are then vested and/or exercisable.

              2.5.3 Layoff or Dismissal. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, if a Participant is laid off by the Company or his or her employment or service is otherwise terminated by the Company (in each case, other than a termination by the Company for Cause or due to the Participant's death or Total Disability):

                     . the Participant will have until the date that is 90 days after the Participant's Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

                     . the Option, to the extent not vested and exercisable on the Participant's Severance Date, shall terminate on the Severance Date; and

                     . the Option, to the extent exercisable for the 90-day period following the Participant's Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period.

              2.5.4 Death or Total Disability. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, if a Participant's employment by or service to the Company terminates as a result of the Participant's Total Disability or death:

                     . the Participant (or his or her Personal Representative or Beneficiary, in the case of the Participant's Total Disability or death, respectively), will have until the date that is 12 months after the Participant's Severance Date to exercise the Participant's Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

                     . the Option, to the extent not vested and exercisable on the Participant's Severance Date, shall terminate on the Severance Date; and

                     . the Option, to the extent exercisable for the 12-month period following the Participant's Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

              2.5.5 Certain SARs. Any SAR granted concurrently or in tandem with an Option shall have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

              2.5.6 Committee Discretion; Determination of Continued Employment or Service. Notwithstanding the foregoing provisions of this Section 2.5, in the event of, or in anticipation of, a termination of employment or service with the Company for any reason, other than discharge for Cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period, upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement. The provisions of this
                     Section 2.5 are subject to Section 6.3.

3.     STOCK APPRECIATION RIGHTS

       3.1 Grants. In its discretion, the Committee may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

       3.2    Exercise of Stock Appreciation Rights.

              3.2.1 Exercisability. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

              3.2.2 Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered shares of Common Stock shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

              3.2.3 Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement.

       3.3    Payment.

              3.3.1 Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying:

                     (a) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

                     (b) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

              3.3.2 Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

       3.4 Limited Stock Appreciation Rights. The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon the Fair Market Value of the Shares during a specified period or at a specified time within a specified period before, after or including the date of such event.

4.     RESTRICTED STOCK AND STOCK UNIT AWARDS

       Subject to any applicable limitations under applicable law and to such rules and procedures as the Committee may establish from time to time:

       4.1    Grants.

              4.1.1 Restricted Stock. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than one year after the Award Date, except to the extent the Committee may otherwise provide, such as in the case of Awards principally for services already rendered. Stock certificates or book entries evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and (if in certificate form) shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

              4.1.2 Stock Units. The Committee may, in its discretion, authorize and grant to any Eligible Person a Stock Unit Award or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit an Eligible Person to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other Compensation or Award under this Plan. The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable agreement or Award and any relevant Company deferred compensation plan, in form substantially as approved by the Committee.

              4.1.3 Payouts. The Committee in the applicable Award Agreement or the relevant Company deferred compensation plan may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Restricted Stock or Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

       4.2    Restrictions.

              4.2.1 Pre-Vesting Restraints. Except as provided in Section 4.1 and 1.9, Restricted Shares comprising any Restricted Stock Award and rights in respect of Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on Restricted Shares have lapsed and the shares issuable pursuant to the Stock Unit Award have been issued.

              4.2.2 Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to vote such shares but shall not be entitled to dividends on any of the shares until the shares have vested. Such dividends shall be retained in a restricted account until the shares have vested and shall revert to the Corporation if they fail to vest. Stock Unit Awards may include dividend equivalent rights to the extent authorized by the Committee.

              4.2.3 Cash Payments. If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Stock Unit Award, the Award Agreement shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any Restricted Shares or Stock Unit Awards which cease to be eligible for vesting.

       4.3 Return to the Corporation. Unless the Committee otherwise expressly provides, Restricted Shares or Stock Units that remain subject to conditions to vesting upon restrictions at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation or cancelled, as the case may be, unless the Committee otherwise provides in the applicable terms of the Award.

5.     PERFORMANCE SHARE AWARDS AND OTHER STOCK AWARDS

       5.1 Grants of Performance Share Awards. Subject to Section 6.4, the Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares, cash or other property to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not more than 10 years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee may determine.

       5.2 Grants of Stock Bonuses and Other Awards. Subject to Section 6.4, the Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements, or issue Common Stock for past services in the ordinary course, the value of which shall be determined by the Committee, in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

       5.3 Deferred Payments. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares or other property that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

       5.4 Alternative Payments. The Committee may require or allow all or a portion of the Award to be paid or credited in the form of shares of Common Stock, Restricted Shares, Stock Units, an Option or other Award.

6.     OTHER PROVISIONS

       6.1    Rights of Eligible Persons, Participants and Beneficiaries.

              6.1.1 Employment Status. Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

              6.1.2 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 6.1, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

              6.1.3 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

       6.2    Adjustments; Acceleration.

              6.2.1 Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution ("spin-off") in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of the Corporation as an entirety ("asset sale"); then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

                     (a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, (4) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (5) the performance standards appropriate to any outstanding Awards, or

                     (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

                     The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or strike price of the Award.

                     In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

              6.2.2 Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 6.2.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), each then outstanding Option and Stock Appreciation Right shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each Performance Share Award or other Award granted under this Plan that is then outstanding shall become payable to the Award holder.

              6.2.3 Possible Acceleration of Awards. Without limiting Section 6.2.2, in the event of a Change in Control Event, the Board or the Committee may, in their discretion, provide that each then outstanding Option and Stock Appreciation Right shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each Performance Share Award or other Award granted under this Plan that is then outstanding shall be payable to the Award holder.

              6.2.4 Early Termination of Awards. Any Award that has been accelerated as required or contemplated by Section 6.2.2 or
                     6.2.3 (or would have been so accelerated but for Section 6.2.8) shall terminate upon the related event referred to in Section 6.2.2 or 6.2.3, as applicable, subject to any provision that has been expressly made by the Board or the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options and Stock Appreciation Rights, the Award holder shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and Stock Appreciation Rights in accordance with their terms before the termination of such Awards (except that in no case shall more than ten day's notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

              6.2.5 Other Acceleration Rules. Any acceleration of Awards pursuant to this Section 6.2 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Board or the Committee to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Board or the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur. The Committee may override the provisions of Section 6.2.2, 6.2.3, 6.2.4 and/or 6.2.6 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

              6.2.6 Termination of Employment in Connection With a Change in Control Event. If, prior to a Change in Control Event, any Participant's employment is terminated by the Company for any reason other than Cause or due to the Participant's death or Total Disability after the announcement of but not more than 90 days before the consummation of such Change in Control Event, then upon (or immediately prior to and subject to) the consummation of the event, any Awards held by the Participant prior to the termination of his or her employment that were unvested and terminated in connection with such termination of employment shall be deemed reinstated and fully vested at such time, but without extension of any other early termination or expiration provisions of the Participant's Award Agreement or of the other provisions of this Plan. Any such reinstated Awards shall remain subject to the other adjustment, termination and settlement provisions of the Award and this Section 6.2 in connection with the subject Change in Control Event or any applicable, subsequent event. If any Participant's employment is terminated by the Company upon or within one year after a Change in Control Event and the termination is not for Cause or due to the Participant's death or Total Disability, then, subject to the other provisions of this
                     Section 6.2 (including without limitation Sections 6.2.2, 6.2.3, 6.2.4 and 6.2.8), all outstanding Options and other Awards held by the Participant shall be deemed to be fully vested immediately prior to the termination of the Participant's employment, irrespective of the vesting provisions of the Participant's Award Agreement, unless the Award Agreement specifies a different result in the specific case of a Change in Control Event. Notwithstanding the foregoing, in no event shall an Award be reinstated or extended beyond its final expiration date.

              6.2.7 Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

              6.2.8 Golden Parachute Limitation. Notwithstanding anything else contained in this Section 6.2 to the contrary, in no event shall an Award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, an employment or other agreement with the Participant may expressly provide for benefits in excess of amounts determined by applying the foregoing Section 280G limitations.

       6.3    Effect of Termination of Service on Awards.

              6.3.1 General. The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award.

              6.3.2 Termination of Consulting or Affiliate Services. If the Participant is not an Eligible Employee or director and provides services as an Other Eligible Person, the Committee shall be the sole judge of whether the Participant continues to render services to the Company, unless a contract or the Award otherwise provides. If in these circumstances the Company notifies the Participant in writing that a termination of services of the Participant for purposes of this Plan has occurred, then (unless the contract or Award otherwise expressly provides), the Participant's termination of services for purposes of
                     Section 2.5, 3, 4.3 or 5 shall be the date which is 10 days after the Company's mailing of the notice or, in the case of a termination for Cause, the date of the mailing of the notice.

              6.3.3 Effect on Unvested Awards. Unless otherwise provided in the applicable Award Agreement and subject to the other provisions of this Plan, a Restricted Stock Award, Stock Appreciation Right, Performance Share Award, or Stock Unit Award, to the extent such Award has not vested as of the applicable Severance Date shall terminate on the Severance Date without further payment or benefit of any kind; and any Option theretofore outstanding and not vested shall terminate. Vested Options are subject to the provisions of
                     Section 2.5.

              6.3.4 Events Not Deemed Terminations of Service. Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Eligible Employee on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

              6.3.5 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of the Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

       6.4 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

       6.5    Tax Matters.

              6.5.1 Provision for Tax Withholding or Offset. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to:

                     (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment; or

                     (b) deduct from any amount payable in cash the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

                     In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 6.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

              6.5.2 Tax Loans. If so provided in the Award Agreement, the Company may, to the extent permitted by law, authorize a short-term loan of not more than nine (9) months to an Eligible Person in the amount of any taxes that the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 6.5.1. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the other provisions of Section 1.8.

       6.6    Plan and Award Amendments, Termination and Suspension.

              6.6.1 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

              6.6.2 Stockholder Approval. To the extent then required by applicable law or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

              6.6.3 Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections
                     1.2.2 and 6.6.4) may make other changes to the terms and conditions of Awards.

              6.6.4 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

              6.6.5 Incentive Stock Option Acceleration. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Nonqualified Stock Option under the Code.

       6.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

       6.8 Effective Date of the Plan. This Plan is effective as of July 13, 2002, the date of approval by the Board (the
              "Effective Date"). This Plan shall be submitted for and subject to stockholder approval.

       6.9 Term of the Plan. No Award will be granted under this Plan after the close of business on the day before the 10th anniversary of the Effective Date (the "Termination Date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the Termination Date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the Termination Date.

       6.10   Governing Law/Construction/Severability.

              6.10.1 Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

              6.10.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

              6.10.3 Plan Construction.

                     (a) Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements for exemptions under Rule 16b-3. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards.

                     (b) Section 162(m). It is the further intent of the Company that (to the extent the Company or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Options or SARs granted with an exercise or base price not less than Fair Market Value on the date of grant that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the authorization of the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

       6.11 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

       6.12 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons under this Plan in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are issued and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company (or a subsidiary or affiliate) in connection with a business or asset acquisition or similar transaction) shall not be counted against the maximum number of shares available for issuance under this Plan.

       6.13 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

       6.14 No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation's or any Subsidiary's capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Corporation's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the Corporation or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

       6.15 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or the Subsidiaries.

7.     DEFINITIONS.

       "Award" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Performance Share Award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

       "Award Agreement" means any writing setting forth the terms of an Award that has been authorized by the Committee.

       "Award Date" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under Article 8, the applicable dates set forth therein.

       "Award Period" means the period beginning on an Award Date and ending on the expiration date of such Award.

       "Beneficiary" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

       "Board" means the Board of Directors of the Corporation.

       "Cause" with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement or another applicable contract with the Participant) a termination of service based upon a finding by acting in good faith and based on its reasonable belief at the time, that the Participant:

       (a) has been negligent in the discharge of his or her duties to the Company, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties; or

       (b) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or an affiliate; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); or

       (c) has materially breached any of the provisions of any agreement with the Company or an affiliated entity; or

       (d) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; has improperly induced a vendor or customer to break or terminate any contract with the Company or an affiliate or induced a principal for whom the Company or an affiliate acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company first delivers written notice to the Participant of a finding of termination for Cause.

       "Change in Control Event" means any of the following:

       (a) Approval by the stockholders (or, if no stockholder approval is required, by the Board) of the Corporation of the dissolution or liquidation of the Corporation, other than in the context of a transaction that does not constitute a Change in Control Event under clause (b) below.

       (b) Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Corporation's business and/or assets as an entirety to, one or more entities that are not Subsidiaries (a "Business Combination"), unless (1) as a result of the Business Combination more than 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the "Successor Entity") immediately after the reorganization are, or will be, owned, directly or indirectly, in substantially the same proportions by stockholders of the Corporation immediately before the Business Combination; and (2) no person (as defined in clause (c) below, but excluding the Successor Entity or an Excluded Person) beneficially owns, directly or indirectly, more than 30% of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (3) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination.

       (c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
              Act), directly or indirectly, of securities of the Corporation representing more than 30% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation, other than as a result of (1) an acquisition directly from the Company,
              (2) an acquisition by the Company, or (3) an acquisition by any entity pursuant to a transaction which is expressly excluded under clause (b) above.

       (d) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       "Commission" means the Securities and Exchange Commission.

       "Committee" means the Board or one or more committees appointed by the Board to administer all or certain aspects of this Plan, each committee to be comprised solely of one or more directors or such number as may be required under applicable law. Each member of a Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of Section 162(m) of the Code must satisfy the requirements of "outside director" status within the meaning of Section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized only by a Committee (and not the Board) and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

       "Common Stock" means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

       "Company" means, collectively, the Corporation and its Subsidiaries.

       "Corporation" means Red Robin Gourmet Burgers, Inc., a Delaware corporation, and its successors.

       "Eligible Employee" means an officer (whether or not a director) or employee of the Company.

       "Eligible Person" means an Eligible Employee, or any Other Eligible Person, as designated by the Committee in its discretion.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

       "Excluded Person" means (a) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (b) any person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding Shares of Common Stock at the time of adoption of this Plan, (or an affiliate, successor, heir, descendant or related party of or to any such person, (c) the Company, or (d) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity.

       "Fair Market Value" on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date (or if the market has not closed at the applicable time), then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National

Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

       "Incentive Stock Option" means an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the Award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

       "Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

       "Non-Employee Director" means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

       "Non-Employee Director Participant" means a Non-Employee Director who holds an outstanding Award under the provisions of Article 8.

       "Option" means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

       "Other Eligible Person" means any Non-Employee Director or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction or as a market maker or promoter of the Company's securities) to the Company, and who is selected to participate in this Plan by the Committee. An advisor or consultant may be selected as an Other Eligible Person only if such person's participation in this Plan would not adversely affect (a) the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (b) the Corporation's compliance with any other applicable laws.

       "Participant" means an Eligible Person who has been granted an Award under this Plan, including any Non-Employee Director who has received an Award under Article 8 of this Plan.

       "Performance Share Award" means an Award of a right to receive shares of Common Stock under Section 5.1, the issuance of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

       "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

       "Plan" means this Red Robin Gourmet Burgers, Inc. 2002 Stock Incentive Plan, as it may be amended from time to time.

       "Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

       "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

       "Section 16 Person" means a person subject to Section 16(a) of the Exchange Act.

       "Securities Act" means the Securities Act of 1933, as amended from time to time.

       "Severance Date" with respect to a particular Participant means, unless otherwise provided in the applicable Award Agreement:

       (a) if the Participant is an Eligible Employee and the Participant's employment by the Company terminates (regardless of the reason), the last day that the Participant is actually employed by the Company (unless, immediately following such termination of employment, the Participant is a member of the Board or, by express written agreement with the Company, continues to provide other services to the Company as an Other Eligible Person, in which case the Participant's Severance Date shall not be the date of such termination of employment but shall be determined in accordance with clause (b) or (c) below, as applicable, in connection with the termination of the Participant's other services);

       (b) if the Participant is not an Eligible Employee but an Other Eligible Person by virtue of the fact that he or she is a member of the Board and the Participant ceases to be a member of the Board (regardless of the reason), the last day that the Participant is actually a member of the Board (unless, immediately following such termination, the Participant is an employee of the Company or, by express written agreement with the Company, continues to provide other services to the Company or a Subsidiary as an Other Eligible Person, in which case the Participant's Severance Date shall not be the date of such termination but shall be determined in accordance with clause (a) above or (c) below, as applicable, in connection with the termination of the Participant's employment or other services);

       (c) if the Participant is not an Eligible Employee but an Other Eligible Person (other than by virtue of being a Board member) and the Participant ceases to provide services to the Company (as determined in accordance with Section 6.3) (regardless of the reason), the last day that the Participant actually provides services to the Company as an Other Eligible Person (unless, immediately following such termination, the Participant is an employee of the Company or a member of the Board, in which case the Participant's Severance Date shall not be the date of such termination of services but shall be determined in accordance with clause (a) or (c) above, as applicable, in connection with the termination of the Participant's employment or membership on the Board).

       "Stock Appreciation Right" means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

       "Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

       "Stock Unit" means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award, including a deferred benefit or right under this Plan. Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock represented thereby or acquirable thereunder. Stock Units, may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as defined by the Committee.

       "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

       "Total Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

8.     NON-EMPLOYEE DIRECTOR OPTIONS

       8.1 Participation. Awards under this Article 8 shall be made only to Non-Employee Directors and shall be evidenced by Award Agreements substantially in the form of Exhibit A hereto.

       8.2    Annual Option Grants.

              8.2.1 Time of Initial Award. After approval of this Plan by the stockholders of the Corporation, if any person who is not then an officer or employee of the Company shall become a director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee) a Non-qualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase 5,000* shares of Common Stock.

              8.2.2 Subsequent Annual Awards. Immediately following the annual meeting of the Corporation's stockholders in each year during the term of this Plan commencing in 2003, there shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option (the Award Date of which shall be such date) to each Non-Employee Director then continuing in office to purchase 1,000* shares of Common Stock.

              8.2.3 Maximum Number of Shares. Annual grants that would otherwise exceed the maximum number of shares under Section
                     1.4.1 shall be prorated within such limitation. A Non-Employee Director shall not receive more than one Nonqualified Stock Option under this Section 8.2 in any calendar year.

       8.3 Option Price. The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 8.2 hereof shall be 100 percent of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under this Article 8 shall be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise.

       8.4    Option Period and Exercisability. Each Option granted under this
              Article 8 and all rights or obligations thereunder shall expire ten years after the Award Date and shall be subject to earlier termination as provided below. Subject to Sections 8.5, 8.6 and 8.7, each Option granted under Section 8.2.1 shall become exercisable as to 50% of the total number of shares subject thereto on each of the following dates: (a) the earlier of the first anniversary of Award Date or the first annual meeting of the Corporation's stockholders that occurs more than ten months after the Award Date, and (b) the earlier of the second anniversary of the Award Date or the first annual meeting of the Corporation's stockholders that occurs more than twenty-two months after the Award Date. Subject to Sections 8.5, 8.6 and 8.7, each Option granted under Section 8.2.2 shall become fully (100%) exercisable on the earlier of the first anniversary of the Award Date or the first annual meeting of the Corporation's stockholders that occurs more than ten months after the Award Date.

       8.5 Termination of Directorship. If a Non-Employee Director's services as a member of the Board of Directors terminate by reason of death or Disability, an Option granted pursuant to this Article 8 held by such Participant shall immediately become and shall remain exercisable for one year after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. If a Non-Employee Director's services as a member of the Board of Directors terminate for any other reason, any portion of an Option granted pursuant to this Article 8 which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term, whichever first occurs.

       8.6 Adjustments. Options granted under this Article 8 shall be subject to adjustment as provided in Section 6.2, but only to the extent that such adjustment is consistent with adjustments to Options held by persons other than executive officers or directors of the Corporation.

       8.7 Acceleration Upon a Change in Control Event. Upon the occurrence of a Change in Control Event, each Option granted under Section
              8.2 hereof shall become immediately exercisable in full. Each such Option shall be subject to adjustment and termination pursuant to
              Section 6.2 in connection with such event.

                                                                       EXHIBIT A

                         RED ROBIN GOURMET BURGERS, INC.
                            2002 STOCK INCENTIVE PLAN
                         DIRECTOR STOCK OPTION AGREEMENT

     THIS DIRECTOR STOCK OPTION AGREEMENT (this "Option Agreement") dated _____________________ by and between RED ROBIN GOURMET BURGERS, INC., a Delaware corporation (the "Corporation"), and ________________________________ (the
"Director") evidences the nonqualified stock option (the "Option") granted by the Corporation to the Director pursuant to Article 8 of the Red Robin Gourmet Burgers, Inc. 2002 Stock Incentive Plan (the "Plan") as to the number of shares of the Corporation's Common Stock first set forth below.

             Number of Shares of Common Stock:/1/ _________________

             Exercise Price per Share:/2/ $____________

             Award Date:/1/ __________________

             Expiration Date:/2/ __________________


     The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code. Capitalized terms are defined in the Plan if not defined herein.

1.   Vesting; Limits on Exercise.
     ---------------------------

     The Option cannot be exercised until it vests and becomes exercisable. [For options granted pursuant to Section 8.2.1 of the Plan: Subject to Sections 8.5,
8.6 and 8.7 of the Plan, the Option shall become exercisable as to 50% of the total number of shares of Common Stock subject to the Option on each of the following dates: (a) the earlier of the first anniversary of Award Date or the first annual meeting of the Corporation's stockholders that occurs more than ten months after the Award Date, and (b) the earlier of the second anniversary of the Award Date or the first annual meeting of the Corporation's stockholders that occurs more than twenty-two months after the Award Date.] [For options granted pursuant to Section 8.2.2 of the Plan: Subject to Sections 8.5, 8.6 and
8.7 of the Plan, the Option shall become exercisable as to 100% of the total number of shares of Common Stock subject to the Option on the earlier of the first anniversary of the Award Date or the first annual meeting of the Corporation's stockholders that occurs more than ten months after the Award Date.]

     . Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Director has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

_________________
/1/ Subject to adjustment under Section 8.6 of the Plan.
/2/ Subject to early termination under Section 6.2 or 8.5 of the Plan.

     . No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

     . Minimum Exercise. No fewer than 100/1/ shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.   Service; Continuance of Service Required; No Service Commitment.

     The Director agrees to serve as a member of the Board in accordance with the Corporation's Certificate of Incorporation, bylaws, and applicable law. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Partial service, even if substantial, during any vesting period will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 4 below or under the Plan. Nothing contained in this Option Agreement or the Plan constitutes a continued service commitment by the Company.

3.   Method of Exercise of Option.

     The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option and accompanied by:

     . delivery of an executed Exercise Agreement in substantially the form attached hereto as Appendix I or such other form as from time to time may be required by the Committee (the "Exercise Agreement");

     . payment in full for the Exercise Price of the shares to be purchased in the manner specified in Section 8.3 of the Plan; and

     . any written statements or agreements required pursuant to Section 6.4 of the Plan.

4.   Early Termination of Option.

     The Option, to the extent not previously exercised, and all other rights hereunder, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

     . the Director's termination of services as provided in Section 8.5 of the Plan, or

     . the termination of the Option pursuant to Section 6.2 and/or 8.7 of the Plan.

5.   Non-Transferability.

     The Option and any other rights of the Director under this Option Agreement or the Plan are nontransferable and exercisable only by the Director, except as set forth in Section 1.9 of the Plan.

6.   Notices.

     Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the address given beneath the Director's signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

7.   Plan.

     The Option and all rights of the Director under this Option Agreement are subject to, and the Director agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Director acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof. The Director acknowledges reading and understanding the Plan. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

8.   Entire Agreement.

     This Option Agreement (together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.   Governing Law.

     This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

[The remainder of this page has intentionally been left blank.]

"DIRECTOR"                                 RED ROBIN GOURMET BURGERS, INC.
                                           a Delaware corporation
_________________________________
Signature
                                           By:__________________________________
_________________________________
Print Name                                 Print Name:__________________________

_________________________________          Title:_______________________________
Address

_________________________________
City, State, Zip Code


                                CONSENT OF SPOUSE

         In consideration of the Corporation's execution of this Option Agreement, the undersigned spouse of the Director agrees to be bound by all of the terms and provisions hereof and of the Plan.

_________________________________                     __________________________
Signature of Spouse                                   Date

                                                                       EXHIBIT A


                                                                      APPENDIX I

                         RED ROBIN GOURMET BURGERS, INC.
                            2002 STOCK INCENTIVE PLAN
                            OPTION EXERCISE AGREEMENT

     The undersigned (the "Purchaser") hereby irrevocably elects to exercise his/her right, evidenced by that certain Director Stock Option Agreement dated as of ____________________ (the "Option Agreement") under the Red Robin Gourmet Burgers, Inc. 2002 Stock Incentive Plan (the "Plan"), as follows:

     . the Purchaser hereby irrevocably elects to purchase __________________ shares of Common Stock (the "Shares") of Red Robin Gourmet Burgers, Inc. (the "Corporation"), and

     . such purchase shall be at the price of $__________________ per share, for an aggregate amount of $__________________.

     Capitalized terms are defined in the Plan if not defined herein.

     Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:____________
________________________________________________________________________________

     Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement, both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein and the current Plan Prospectus and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

"PURCHASER"                           ACCEPTED BY:

_________________________________     RED ROBIN GOURMET BURGERS, INC.
Signature                             a Delaware corporation

_________________________________
Print Name                            By:__________________________________

_________________________________     Print Name:___________________________
Address
                                      Title:________________________________
_________________________________
City, State, Zip Code                 (To be completed by the corporation after
                                      the price, value (if applicable), and
                                      receipt of funds is verified.)